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                                                                    Exhibit 10.2

                                   AMENDMENT


        THIS AMENDMENT, dated as of November 26, 1997, to the Stock Purchase Agreement between Eastern Environmental Services, Inc. ("Buyer") and Delmarva Capital Technology Company ("Seller"), dated as of October 17, 1997 (the "Agreement"), is made by and between the Buyer and the Seller. (Terms used but not otherwise defined herein have the same meanings as in the Agreement.)

                                  BACKGROUND

        The parties hereto desire to amend the terms of the Agreement as set forth hereby.

        NOW THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

        1. The new disclosures made pursuant to the Supplemental Disclosure Statement 5.9 shall not modify Seller's representations and warranties made in the Agreement with respect to any additional Encumbrances disclosed pursuant to AAC Title Commitment #905381. Seller hereby indemnifies Buyer against any Damages pursuant to the matters disclosed in Sections 1 and 2 of the Supplemental Disclosure Statement 5.6. Seller will pay, post closing, the title insurance premium required to have the title policy reflected by Commitment #905381 issued.

        2.  A new Section 5.25 is added to the Agreement as follows:

                Section 5.25 Landfill Gas Collection System.
                             -------------------------------
            The Landfill Gas Collection System, as presently operated and maintained by PGL (including, without limitation, ongoing extension of the system in response to the filling of new cells) effectively controls malodors, in all material respects, as required by all applicable laws regulating air emissions and malodors beyond the Premises.

        3. Seller shall indemnify and hold harmless Company and the Subsidiaries from and against any Damages incurred by them by reason of certain obligations purportedly imposed on PGL by reason of Section 20 of the purchase agreement entered into with respect to the Levan Property, as contemplated by
Section 7.6 of the Agreement.


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        4.  Notwithstanding Section 3.5(a) of the Agreement, the parties shall not be required to agree prior to closing on the definition of "Operating Revenues" as referred to therein, but shall in good faith negotiate such term following closing.

        5. The consent of the Federal Communication Commission referred to in Disclosure Statement 5.2(b) and the tax clearance certificates required under
Section 11.2(a) (iv) shall not be obtained prior to closing, but pursuant to
Section 14.8 of the Agreement shall be obtained by Seller following Closing.

        6. Buyer and Seller jointly appoint Drinker Biddle & Reath LLP (DB&R) to hold in escrow all of the agreements, instruments, certificates and other documents executed as of December 1, 1997, relating to the Closing (the "Closing Papers") and DB&R agrees to hold all such Closing Papers in escrow. The duties, rights and obligations of DB&R with respect to the Closing Papers shall in all regards be subject to and governed by the Escrow Agreement, which is incorporated herein by reference, except as otherwise expressly provided herein.

        7. Upon receipt by Buyer of $34,032,031.13, constituting the purchase price payable at the Closing, as adjusted by the agreement of Buyer and Seller, DB&R is directed (A) to deliver the Closing Papers to each of Buyer and Seller as contemplated by the Agreement (including, without limitation, to deliver to Buyer the certificates representing the Shares, together with an executed stock power) and (B) to pay to Seller the amount of the Exclusivity Fee.

        8. Buyer and Seller direct DB&R that, if the condition set forth in paragraph 7 above has not been satisfied by December 2, 1997, DB&R shall not deliver the Closing Papers to any party, except that all certificates representing shares of Company and the Subsidiaries shall be delivered to Seller.

        9. Except as expressly modified herein, all other terms and conditions set forth in the Agreement shall remain in full force and effect.
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        10. This amendment has been duly authorized, executed and delivered by each of the parties hereto in accordance with Section 14.12 of the Agreement.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the 1st day of December, 1997.

                                        EASTERN ENVIRONMENTAL SERVICES, INC.

                                        By: /s/ Robert M. Kramer
                                            --------------------------
                                            Executive Vice-President

                                        DELMARVA CAPITAL TECHNOLOGY COMPANY

                                        By: /s/ J. William Andrew
                                            --------------------------
                                            General Manager

ACKNOWLEDGE as to Paragraphs
6, 7 and 8

DRINKER BIDDLE & REATH LLP

/s/ F. Douglas Raymond, III
------------------------------
   F. Douglas Raymond, III